As filed with the Securities and Exchange Commission on July 6, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

COLORADO	84-1493152
(State of Incorporation)	(I.R.S. Employer Identification No.)

16801 W. 116th Street
Lenexa, Kansas	66219
(Address of principle executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

                If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

                Securities Act registration statement file number to which this form relates:   Registration No. 333-123827

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, no par value per share
Public Warrant, right to purchase one share of Common Stock	Nasdaq SmallCap Market
Unit, consisting of two shares of Common Stock and two Public Warrants	Pacific Exchange
(Title of Each Class to be So Registered)	(Name of Each Exchange on Which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable
(Title of Class)

ITEM 1.          DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

          Incorporated herein by reference to the Description of Securities section of the Registrant’s Registration Statement on Form SB-2 (File No. 333-123827), filed on April 4, 2005, as amended by Amendment No. 1, filed on April 22, 2005, Amendment No. 2, filed on June 24, 2005, and Amendment No. 3, filed on July 6, 2005, and as further amended from time to time thereafter.

ITEM 2.          EXHIBITS

EXHIBIT NO.	DESCRIPTION
1.	Articles of Incorporation (incorporated by reference to Exhibit 2.1 to Registrant’s Registration Statement on Form 10-SB filed with the Commission on September 13, 1999).
2.	First Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 16, 2001).
3.	Second Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form 8-K filed August 26, 2002).
4.	Third Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-123827)).
5.	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 99.2 of the Form 8-K filed on July 1, 2005).
6.	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-123827)).
7.	Form of Public Warrant (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-123827)).
8.	Form of Unit Certificate (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-123827)).
9.	Form of Warrant Agreement (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-123827)).

SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ICOP DIGITAL, INC.

Date:	July 6, 2005	By:	/s/ David C. Owen
David C. Owen
President and Chief Executive Officer